Exhibit 3.1

Number: BC1570443 CERTIFICATE OF AMALGAMATION BUSINESS CORPORATIONS ACT I Hereby Certify that DEEPGREEN METALS ULC, incorporation number BC1323534, and TMC THE METALS COMPANY INC., incorporation number C1323488 were amalgamated as one company under the name TMC THE METALS COMPANY INC. on January 1, 2026 at 12:01 AM Pacific Time. Issued under my hand at Victoria, British Columbia On January 1, 2026 KERRY TAYLOR Registrar of Companies Province of British Columbia Canada ELECTRONIC CERTIFICATE     ⁣ •‧•‧•‧‧‧••‧‧‧‧••‧‧•‧